UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________

FORM 8-A/A
Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BIOSPECIFICS TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	11-3054851
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

35 Wilbur Street
Lynbrook, NY 11563
(Address of principal executive office) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [   ]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Share Purchase Rights
_____________________________________________
(Title of Class)

INTRODUCTORY COMMENT

This Amendment No. 1 amends and supplements the Registration Statement on Form 8-A filed by BioSpecifics Technologies Corp. (the “Corporation”) on May 30, 2002 (the “Form 8-A”).

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Item 1 of the Form 8-A is amended and supplemented by adding the following:

On February 4, 2011, the Corporation entered into an amendment of the Rights Agreement (the “Amendment”). The Amendment increases the ownership threshold for determining “Acquiring Person” status under the Rights Agreement from 15% to 18% and extends the “Final Expiration Date” for an additional two years, to May 31, 2014.

ITEM 2. EXHIBITS

1	Rights Agreement, dated as of May 14, 2002, between BioSpecifics Technologies Corp. and OTC Corporate Transfer Service Company, as rights agent, which includes, as Exhibit A thereto, The Certificate of Designation, as Exhibit B thereto, The Form of Rights Certificate, and as Exhibit C thereto, The Summary of Rights to Purchase Preferred Shares (incorporated by reference to Exhibit 1 to the Registrant’s Form 8-A filed with the Securities and Exchange Commission on May 30, 2002).

2	First Amendment, dated as of June 19, 2003, to the Rights Agreement, dated as of May 14, 2002, between the Company and OTC Corporate Transfer Service Company, as rights agent (incorporated by reference to Exhibit 10.19 of the Registrant’s Form 10-KSB filed with the Securities and Exchange Commission on March 2, 2007).

3	Second Amendment, dated as of February 3, 2011, to the Rights Agreement, dated as of May 14, 2002, between the Company and OTC Corporate Transfer Service Company, as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2011).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 4, 2011	BIOSPECIFICS TECHNOLOGIES CORP.
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(Registrant)

/s/ Thomas L. Wegman
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Thomas L. Wegman
President

EXHIBIT INDEX

1	Rights Agreement, dated as of May 14, 2002, between BioSpecifics Technologies Corp. and OTC Corporate Transfer Service Company, as Rights Agent, which includes, as Exhibit A thereto, The Certificate of Designation, as Exhibit B thereto, The Form of Rights Certificate, and as Exhibit C thereto, The Summary of Rights to Purchase Preferred Shares (incorporated by reference to Exhibit 1 to the Registrant’s Form 8-A filed with the Securities and Exchange Commission on May 30, 2002).

2	First Amendment, dated as of June 19, 2003, to the Rights Agreement, dated as of May 14, 2002, between the Company and OTC Corporate Transfer Service Company, as rights agent (incorporated by reference to Exhibit 10.19 of the Registrant’s Form 10-KSB filed with the Securities and Exchange Commission on March 2, 2007).

3	Second Amendment, dated as of February 3, 2011, to the Rights Agreement, dated as of May 14, 2002, between the Company and OTC Corporate Transfer Service Company, as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2011).